EXHIBIT 10.13

BUSINESS MANAGEMENT CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") dated this 1st day of February, 2022

BETWEEN:

Job Aire Group of 1870 W Prince #10, Tucson,AZ 85705, USA

(the "Client")

-AND-

Colambda Technologies, Inc of 1870 W Prince #41 Tucson, AZ 85705

(the "Contractor").

BACKGROUND:

A.	The Client is of the opinion that the Contractor has the necessary qualifications, experience and abilities to provide services to the Client.

B.	The Contractor is agreeable to providing such services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Contractor (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

Services Provided

1. The Client hereby agrees to engage the Contractor to provide the Client with services (the "Services") consisting of:

Management services to include, accounting, auditing, tax, marketing, planning and business development.

2. The Services will also include any other tasks which the Parties may agree on. The Contractor hereby agrees to provide such Services to the Client.

Term of Agreement

3. The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect until February 1, 2038, subject to earlier termination as provided in this Agreement. The Term of this Agreement may be extended by mutual written agreement of the Parties.

4. In the event that either Party wishes to terminate this Agreement prior to February I, 2038, that Party will be required to provide at least 180 days' notice to the other Party.

Performance

5. The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

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Currency

6. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in US Dollars.

Compensation

7. For the services rendered by the Contractor as required by this Agreement, the Client will provide compensation (the "Compensation") to the Contractor as follows:

The fee for management services will be a set 5% of JAG gross revenue each year, calculated based on yearly revenue at 12/31 of each year and payable by Feb 15 of the following year except for 2038 when it will be due at contract end.

8. The Compensation as stated in this Agreement does not include sales tax, or other applicable duties as may be required by law_ Any sales tax and duties required by law will be charged to the Client in addition to the Compensation.

Reimbursement of Expenses

9. In connection with providing the Services hereunder, the Contractor will only be reimbursed for expenses that have been approved in advance.

10. The Contractor will furnish vouchers to the Client for all such expenses.

Additional Resources

11. The Client agrees to provide, for the use of the Contractor in providing the Services, the following resources:

Client provides office space, access to client's network and alJ services deemed necessary to enhance business revenue, clients, and business products.

Confidentiality

12. Confidential information (the "Confidential Information") refers to any data or information relating to the business of the Client which would reasonably be considered to be proprietary to the Client including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Client and where the release of that Confidential Information could reasonably be expected to cause harm to the Client.

13. The Contractor agrees that it will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Contractor has obtained, except as authorized by the Client. This obligation will end on the expiration or termination of this Agreement.

14. All written and oral information and materials disclosed or provided by the Client to the Contractor under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Contractor.

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Ownership of Materials and Intellectual Property

15. All intellectual property and related materials (the "Intellectual Property") including any related work in progress that is developed or produced under this Agreement, will be the property of the Contractor. The Client is granted a non-exclusive limited-use license of this Intellectual Property.

16. Title, copyright, intellectual property rights and distribution rights of the Intellectual Property remain exclusively with the Contractor.

Return of Property

17. Upon the expiry or termination of this Agreement, the Contractor will ret urn to the Client any property, documentation, records, or Confidential Information which is the property of the Client.

Capacity/Independent Contractor

18. In providing the Services under this Agreement it is expressly agreed that the Contractor is acting as an independent contractor and not as an employee. The Contractor and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Notice

19. All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing aud delivered to the Parties of this Agreement as follows:

Job Aire Group

1870 W Prince #10

Tucson,AZ 85705, USA

Colambda Technologoes, Inc

1870 W Prince #41

Tucson,AZ 85705

or to such other address as auy Party may from time to time notify the other.

Indemnification

20.   Except to the extent paid in settlement from auy applicable insurance policies, and to the extent permitted by applicable law, each Party agrees to indemnify and hold harmless the other Party, and its respective affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable lega1 fees and costs of any kind or amount whatsoever, which result from or arise out of any act or omission of the indemnifying party, its respective affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

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Additional Clause

21. In the event that Job Aire Group is sold or ownership is changed by bankruptcy or legal action, Colambda will be entitled to either continue providing services for the remainder of the contract or can require a one-time payment of 40% of the remaining yearly fees remaining on the contract with the gross revenue calculation based on the gross revenue from the year prior to the ownership change. The one-time payment shall be due within 5 days of said notice. If full payment is not made within 5 days, Job Aire Group agrees to transfer 10% of all authorized shares of the company for every $100,000 unpaid. If $1,000,000 or more remains due following the 5 days after demand, 100% of all shares will be provided to Colambda Technologies.

Legal Expenses

22. In the event that legal action is brought to enforce or interpret any term of this Agreement, the prevailing Party will be entitled to recover, in addition to any other damages or award, all reasonable legal costs and fees associated with the action.

Modification of Agreement

23. Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

24. Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

25. The Contractor will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

Entire Agreement

26. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Inurement

27. This Agreement will inure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

Titles/Headings

28. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

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Gender

29. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

30. It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of Arizona, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

31. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

32. The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

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IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 1st day of February, 2022.

Job Aire Group		Colambda Technologies, Inc.

By:	/s/ Nicholas Ammons	By:	David Riggs
	Nicholas Ammons		David Riggs
	CEO		President & CEo

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